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                                       EXHIBIT 23.1





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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Criticare Systems, Inc. on Form S-3/A-1 of our reports dated August 2, 1996, appearing and incorporated by reference in the Annual Report on Form 10-K of Criticare Systems, Inc. for the year ended June 30, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP
Milwaukee, Wisconsin
April 14, 1997